EXHIBIT 99.1

Below are S&P's assumptions on foreclosure frequency, loss severity, and loss coverage broken out by Fixed and ARMs for the Equity One 2003-2 pool for each rating level.


------------------------------------------------------------
Fixed 1sts
and 2nds
------------------------------------------------------------
              FF                   LS          LC
              ----------------------------------------------
AAA:          53.21%               47.92%      25.50%
              ----------------------------------------------
AA:           40.73%               45.42%      18.50%
              ----------------------------------------------
A:            33.32%               41.27%      13.75%
              ----------------------------------------------
BBB+:         28.45%               40.42%      11.50%
              ----------------------------------------------
BBB:          25.70%               39.88%      10.25%
              ----------------------------------------------
BBB-:         22.57%               39.88%      9.00%
              ----------------------------------------------
BB:           16.05%               39.88%      6.40%
              ----------------------------------------------
B:            9.28%                39.88%      3.70%
              ----------------------------------------------



------------------------------------------------------------
ARMs
------------------------------------------------------------
              FF                   LS          LC
              ----------------------------------------------
AAA:          55.00%               55.91%      30.75%
              ----------------------------------------------
AA:           49.24%               44.68%      22.00%
              ----------------------------------------------
A:            40.89%               39.12%      16.00%
              ----------------------------------------------
BBB+:         34.87%               38.00%      13.25%
              ----------------------------------------------
BBB:          32.20%               37.27%      12.00%
              ----------------------------------------------
BBB-:         27.50%               37.27%      10.25%
              ----------------------------------------------
BB:           17.45%               37.27%      6.50%
              ----------------------------------------------
B:            9.39%                37.27%      3.50%
              ----------------------------------------------



     The Legal Final is expected to be the distribution date in 9/2003. The table below shows the Expected Maturity on the AF-2 thru AF-5 classes.

         Avg.     Expected
         Life     Maturity
     AF-22.00     7/2005
     AF-33.01     7/2007
     AF-45.01     3/2009
     AF-56.87     4/2011